Exhibit (q)

POWER OF ATTORNEY

The undersigned, Agustin Cabrer-Roig, Carlos Nido, Luis M. Pellot-Gonzalez, and Clotilde Pérez, Directors of Multi-Select Securities Fund for Puerto Rico Investors (the “Fund”), hereby authorize Liana Loyola, Carlos V. Ubiñas, Leslie Highley, William Rivera, Javier Rodríguez, Cary Alsina, Heydi Cuadrado, and Gustavo Romañach, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19th day of April, 2021.

Signature	Title	Signature	Title

/S/ AGUSTIN CABRER-ROIG Agustin Cabrer-Roig	Director	/S/ LUIS M. PELLOT-GONZALEZ Luis M. Pellot-Gonzalez	Director

/S/ CARLOS NIDO Carlos Nido	Director	/S/ CLOTILDE PÉREZ Clotilde Pérez	Director